UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2021

SARATOGA INVESTMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00732	20-8700615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 906-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SAR	New York Stock Exchange
6.25% Notes due 2025	SAF	New York Stock Exchange
7.25% Notes due 2025	SAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 15, 2021, Saratoga Investment Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Saratoga Investment Advisors, LLC and Raymond James & Associates, Inc., as representative of the several underwriters named in Exhibit A thereto, in connection with the issuance and sale of $125,000,000 million aggregate principal amount of the Company’s 4.375% Notes due 2026 (the “New Notes” and the issuance and sale of the New Notes, the “Offering”).

The New Notes will be issued as additional notes under the Base Indenture, dated May 10, 2013 (the “Base Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), as supplemented by the Eighth Supplemental Indenture, dated March 10, 2021 (the “Eighth Supplemental Indenture”; and together with the Base Indenture, the “Indenture”), pursuant to which the Company issued $50,000,000 aggregate principal amount of the 4.375% Notes due 2026 (the “Existing Notes”) on March 10, 2021. The New Notes will be treated as a single series with the Existing Notes under the Indenture and will have the same terms as the Existing Notes. The New Notes will have the same CUSIP number and will be fungible and rank equally with the Existing Notes. Upon issuance of the New Notes, the outstanding aggregate principal amount of the Company’s 4.375% Notes due 2026 will be $175,000,000.

The New Notes will bear interest at a rate of 4.375% per year payable semi-annually in arrears on February 28 and August 28 of each year, beginning on August 28, 2021. The New Notes will mature on February 28, 2026, and may be redeemed in whole or in part at the Company’s option at any time prior to November 28, 2025 at par plus a “make-whole” premium, and thereafter at par.

The Company intends to use the net proceeds from the Offering to redeem all of its outstanding 6.25% fixed-rate notes due 2025, repay the outstanding indebtedness under the Company’s senior secured revolving credit facility (the “Credit Facility”), make investments in middle-market companies (including investments made through Saratoga Investment Corp. SBIC LP and Saratoga Investment Corp. SBIC II LP, each a wholly owned subsidiary of the Company that is licensed as a small business investment company) in accordance with the Company’s investment objective and strategies and for general corporate purposes.

The New Notes are the direct unsecured obligations of the Company and rank pari passu with all existing and future unsubordinated unsecured indebtedness issued by the Company, senior to any of the Company’s future indebtedness that expressly provides it is subordinated to the New Notes, effectively subordinated to all of the existing and future secured indebtedness issued by the Company (including indebtedness that is initially unsecured in respect of which the Company subsequently grants security), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Credit Facility, and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries.

The Indenture contains certain covenants, including certain covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(2) of the Investment Company Act of 1940, as amended (the “1940 Act”), or any successor provisions, whether or not the Company continues to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to the Company by the U.S. Securities and Exchange Commission (the “SEC”), to agree that for the period of time during which the New Notes are outstanding, the Company will not declare any dividend (except a dividend payable in our stock), or declare any other distribution, upon a class of our capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, the Company has an asset coverage (as defined in the 1940 Act) of at least the threshold specified in Section 18(a)(1)(B) as modified by such provisions of Section 61(a)(2) of the 1940 Act as may be applicable to the Company from time to time or any successor provisions thereto of the 1940 Act, as such obligation may be amended or superseded, after deducting the amount of such dividend, distribution or purchase price, as the case may be, and in each case giving effect to (i) any exemptive relief granted to the Company by the SEC, and (ii) any SEC no-action relief granted by the SEC to another business development company (“BDC”) (or to the Company if it determines to seek such similar no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by such provisions of Section 61(a)(2) of the 1940 Act as may be applicable to the Company from time to time. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, holders of the New Notes can require the Company to repurchase some or all of the New Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date upon the occurrence of a “Change of Control Repurchase Event,” as defined in the Eighth Supplemental Indenture.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form N-2 (File No. 333-256366) previously filed with the SEC, the prospectus supplement dated July 15, 2021, and the pricing term sheet filed with the SEC on July 15, 2021. The transaction closed on July 20, 2021. The net proceeds to the Company were approximately $123.5 million, based on the public offering price of 101.00% of the aggregate principal amount of the New Notes, after deducting the underwriting discount of $2.5 million and the estimated offering expenses of approximately $225,000 payable by the Company.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing description of the Underwriting Agreement, the Eighth Supplemental Indenture, and the New Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Eighth Supplemental Indenture, and the form of global note representing the New Notes, respectively, each filed or incorporated by reference as exhibits hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On July 20, 2021, the Company caused notices to be issued to the holders of its 6.25% Notes due 2025 (CUSIP No. 80349A 505; NYSE: SAF) (the “6.25% 2025 Notes”) regarding the Company’s exercise of its option to redeem, in whole, the issued and outstanding 6.25% 2025 Notes, pursuant to Section 1104 of the Base Indenture and Section 1.01(h) of the Third Supplemental Indenture dated as of August 28, 2018, between the Company and the Trustee. The Company will redeem $60,000,000 in aggregate principal amount of the issued and outstanding 6.25% 2025 Notes on August 31, 2021 (the “Redemption Date”). The 6.25% 2025 Notes will be redeemed at 100% of their principal amount ($25 per 6.25% 2025 Notes), plus the accrued and unpaid interest thereon, through, but excluding, the Redemption Date. A copy of the notice of redemption is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of July 15, 2021, by and among Saratoga Investment Corp., Saratoga Investment Advisors, LLC and Raymond James & Associates, Inc.
4.1	Form of Indenture by and between the Company and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit (d)(4) to Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File No. 333-186323) filed on April 30, 2013).
4.2	Eighth Supplemental Indenture, dated as of March 10, 2021, between Saratoga Investment Corp. and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed on March 10, 2021).
4.3	Form of Global Note with respect to the 4.375% Notes due 2026 (Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed on March 10, 2021).
5.1	Opinion of Eversheds Sutherland (US) LLP.
23.1	Consent of Eversheds Sutherland (US) LLP (included in Exhibit 5.1 hereto).
99.1	Notice of Redemption of 6.25% Notes due 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA INVESTMENT CORP.

Date: July 20, 2021	By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary

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